Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,882,090)
Unrealized Gain (Loss) on Market Value of Futures	(14,225,320)
Dividend Income	1,125
Interest Income	1,748
ETF Transaction Fees	2,100
Total Income (Loss)	$(17,102,437)

Expenses
Investment Advisory Fee	$101,272
Audit Fees	7,192
NYMEX License Fee	4,404
Brokerage Commissions	2,881
Non-interested Directors' Fees and Expenses	1,625
Prepaid Insurance Expense	930
SEC & FINRA Registration Expense	806
Total Expenses	$119,110
Net Gain (Loss)	$(17,221,547)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$213,648,286
Additions (400,000 Units)	15,033,278
Withdrawals (200,000 Units)	(7,794,400)
Net Gain (Loss)	(17,221,547)

Net Asset Value End of Period	$203,665,617
Net Asset Value Per Unit (5,100,000 Units)	$39.93

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502